Exhibit 3.6

THIRD AMENDED AND RESTATED

BYLAWS

OF

GGP, INC.

(As Adopted on November 8, 2010)

ARTICLE I

OFFICES

Section 1.  Registered Office.  The Corporation shall have and maintain a registered office in the State of Delaware and a registered agent having a business office identical with such registered office.

Section 2.  Other Offices.  The Corporation may also have such other office or offices in the State of Delaware or elsewhere as the Board of Directors may determine from time to time or as the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.  Annual Meeting.  The annual meeting of stockholders shall be held on the second Monday in July or, if it is a legal holiday, then on the next business day following, at 10:00 a.m.  Such meeting may be held within or without the State of Delaware as determined by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that stockholders and proxy holders may be deemed present and may participate and vote at a meeting of stockholders by means of remote communication or determine that the meeting may be held solely by means of remote communication, provided in each case that the requirements of Section 211(a)(2) of the Delaware General Corporation Law (the “Delaware Law”) are met.  At such meeting the stockholders shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.  If the election of directors shall not be held on the day designated herein for an annual meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as may be convenient.

Section 2. Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Delaware Law or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.  Such special meeting may be held within or without the State of Delaware as determined by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that the stockholders and proxy holders may be deemed present and may participate and vote at a special meeting of the stockholders by means of remote communication or determine that the meeting be held solely be means of remote communication, provided in each case that the requirements of Section 211(a)(2) of the Delaware Law are met.

Section 3.  Notice.   Subject to Article IX of these Bylaws, written notice of the annual or any special meeting of the stockholders shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the date of meeting, except as otherwise provided herein or as required from time to time by the Delaware Law or the Certificate of Incorporation, unless such notice is waived in writing by each stockholder entitled thereto.  In the case of a special meeting, the purpose or purposes for which the meeting is called must be stated in the notice.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and participate and vote at such adjourned meeting, shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.  Stockholder List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, in the manner provided by the Delaware Law.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof as provided by the Delaware Law, and may be inspected by any stockholder who is present.

Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 5.  Quorum.  The holders of 50% of the capital stock issued and outstanding and entitled to vote at the annual or any special meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting of the stockholders for the transaction of business except as otherwise provided by the Delaware Law or the Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be presented or represented, at which time any business may be transacted which might have been transacted at the meeting as originally notified.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by express provision of the Delaware Law or the Certificate of Incorporation, in which case such express provision shall govern and control the decision of such question.

Section 6.  Voting.  Unless otherwise provided for by the Certificate of Incorporation, each Stockholder shall at every meeting of the Stockholders be entitled to one vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by the Delaware Law or the Certificate of Incorporation filed in accordance with the procedure established for the meeting.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may and, to the extent required by the Delaware Law or the Certificate of Incorporation, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate  one or more alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by the Delaware Law or the Certificate of Incorporation, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Section 7.  Written Consent. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.  A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed, dated and delivered for the purposes of this Section provided that it meets the requirements of the Delaware Law.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original consent could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

DIRECTORS

Section 1.  Number.  The minimum number of directors which shall constitute the entire Board of Directors shall be one.  The number of directors to constitute the Board of Directors shall be fixed from time to time by resolution of the Board of Directors.  The directors shall be elected at the annual or special meeting of the stockholders (except as otherwise provided in Section 2 of this Article III), and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  Directors need not be stockholders.

Section 2.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  Any such vacancy or newly created directorship may also be filled at any time by a vote of the stockholders.

Section 3.  Duties of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Delaware Law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 4.  Annual Meetings.  An annual meeting of the Board of Directors shall be held (either within or without the State of Delaware) immediately following the annual meeting of the stockholders.  In the event such meeting is not held immediately following the annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 5.  Regular Meetings.  Other regular meetings of the Board of Directors may be held (either within or without the State of Delaware) without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 6.  Special Meetings.  Special meetings of the Board of Directors shall be held (either within or without the State of Delaware) whenever called by the President and shall be called by the President or Secretary on the written request of one-third of the directors.  Notice of a special meeting shall be given to each director, in person or by mail, courier, telegram, facsimile (if receipt is confirmed electronically), or other electronic transmission of the same at his or her last known address not less than three days prior to the date designated therein for such meeting.  Said notice shall specify the time and place of such meeting.

Section 7.  Quorum.  At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Delaware Law or the Certificate of Incorporation or these Bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

Section 8.  Voting.  At all meetings of the Board of Directors, each director is to have one vote.

Section 9.  Participation in Meetings by Conference Telephone.  Members of the Board of Directors, or of any committee thereof, may participate in and act at any meeting of such Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 10.  Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11.  Committees of Directors.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which committee, to the extent provided in the resolution and not otherwise restricted by statute, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power and authority to declare dividends, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as required by the Board of Directors. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 12.  Compensation of Directors.  Unless otherwise restricted by the Delaware Law, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

Section 1.  Number.  The officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer, a President, a Vice Chairman, a Chief Financial Officer, a Secretary and a Treasurer.  The Board of Directors also may elect one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine.  The Board of Directors may elect such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  Any number of offices may be held by the same person.  No officer need be a director of the Corporation.

Section 2.  Election.  The Board of Directors shall elect officers annually at its first meeting following the annual meeting of stockholders.  New offices may be created and filled and any vacancy occurring in any office may be filled at any meeting of the Board of Directors.

Section 3.  Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 4.  Term.  Each of the officers of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.  Any officer elected by the Board of Directors may be removed for or without cause at any time by the Board of Directors.

Section 5.  Duties of Officers.  The duties and powers of the officers shall be as follows:

Chief Executive Officer

The Chief Executive Officer, when elected, shall be responsible for formulating general policies and programs for the Corporation for submission to the Board of Directors and for carrying out the programs and policies approved by the Board of Directors.

President

The President shall be the Chief Operating Officer of the Corporation and shall be responsible for the administration and operation of the business and affairs of the Corporation.  The President shall cause to be called regular and special meetings of the stockholders and Board of Directors in accordance with these Bylaws and he or she shall preside at all such meetings.  He or she shall have the power to sign and deliver on behalf of the Corporation all documents and agreements.  The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise all the powers of the Chief Executive Officer, and shall be subject to all the restrictions upon the Chief Executive Officer.

Vice Chairman

The Vice Chairman shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

Chief Financial Officer

The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements and reports of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.  The Chief Executive Officer may direct the Treasurer, any Assistant Treasurer or any other officer to assume and perform the duties of the Chief Financial Officer in the absence of the Chief Financial Officer or because of the inability to act of the Chief Financial Officer.

Vice President

The Vice President (including without limitation Executive Vice Presidents and Senior Vice Presidents) shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or such other designated officer may from time to time prescribe.

Secretary

The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Assistant Secretary

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe.

Treasurer

The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the or the Chief Financial Officer.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all financial transactions of the Corporation.  The Treasurer shall be under the supervision of the Chief Financial Officer and the Treasurer shall perform such other duties as the Board of Directors or the Chief Financial Officer may from time to time prescribe.

Assistant Treasurer

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall be no such determination, then in the order of their election), shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Financial Officer or the Treasurer may from time to time prescribe.

Section 6.  Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the President or any other officer of the Corporation authorized by the President shall have the power to vote and otherwise to act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK CERTIFICATES

Section 1.  Description.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President, and countersigned by the Treasurer or Assistant Treasurer, Secretary or Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation, and sealed with the seal of the Corporation, if any.  If the Corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the Delaware Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.  Facsimile of Signature.  The signature of any officer on a stock certificate may be by facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates are issued, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 3.  Transfer of Stock.  The stock of the Corporation, irrespective of class, shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, or his or her legal representatives.  In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary.  In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate is issued; however, in the event of loss, theft, mutilation or destruction of a certificate, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, subject, however, to any restrictions or limitations on the transfer thereof which may be set forth in the Certificate of Incorporation or referred to on the certificate so surrendered or which may be imposed by law or by any agreement to which the holder of such shares is subject.

Section 4.  Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote or take other action as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, (except as otherwise provided herein) the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided,

however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, including by telegram, cablegram or other electronic transmission as permitted by the Delaware Law, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted.  If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware Law, the record date shall be the first date upon which a written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 7 hereof.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VI

GENERAL PROVISIONS

Section 1.  Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting thereof, pursuant to the Delaware Law or the Certificate of Incorporation.  Dividends may be paid in cash, property or shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, of committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 2.  Statements and Reports.  The Board of Directors shall present at each annual meeting of stockholders, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 3.  Checks and Notes.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time determine.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise determined by the Board of Directors.

ARTICLE VIII

AMENDMENTS

These Bylaws may be altered, amended or repealed, or new by-laws may be adopted by the stockholders or the Board of Directors, when such power is conferred upon  the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new by-laws is contained in the notice of such special meeting.  If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

ARTICLE IX

NOTICES

Section 1. Manner of Notice.  Whenever notice is required to be given to any director or stockholder under the provisions of any statute, the Certificate of Incorporation or these Bylaws, it shall not be construed to require personal notice, but may be given, by first class United States mail, postage prepaid, or by prepaid telegram, telex or cable, addressed to such director or stockholder at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or, in the case of telegrams, telex or cable, when transmitted. In addition, without limiting the manner by which the notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware Law.

Section 2.  Waiver of Notice.  Whenever notice is required to be given under the provisions of any statute, the Certificate of Incorporation or these Bylaws, a waiver of said notice in writing, or a waiver of said notice by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify all officers and directors of the Corporation, and shall advance expenses reasonably incurred by such officers and directors in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Section 145 of the Delaware Law.